Exhibit (r)(1)










                    CAMPBELL & COMPANY INVESTMENT ADVISER LLC

                          CAMPBELL MULTI-STRATEGY TRUST

                       -----------------------------------


                                 CODE OF ETHICS

                                  January 2006



















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This manual is the exclusive  property of Campbell & Company  Investment Adviser
LLC ("Campbell") and must be returned to Campbell should an employee's association with Campbell terminate for any reason whatsoever. The contents of this Manual are confidential and should not be revealed to third parties.

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                                     NOTICE

         Campbell & Company Investment Adviser LLC ("Campbell") maintains a policy of requiring full compliance with all applicable Federal, state and local laws, rules and regulations.

         This Code Of Ethics (the "Code") has been prepared for persons associated with Campbell and will enable Campbell to comply with various provisions of the Commodity Exchange Act of 1974, as amended (the "CEAct"), the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Sarbanes-Oxley Act of 2002, as amended ("SOX"), and the rules and regulations adopted by the Securities & Exchange Commission (the "SEC"), the Commodity Futures Trading Commission (the "CFTC"), the National Futures Association (the "NFA") and the Department of Labor (the "DOL").

         FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS CODE CONSTITUTES A BREACH OF AN EMPLOYEE'S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH CAMPBELL'S POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW.

         APPROPRIATE REMEDIAL ACTION BY CAMPBELL MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES, OR SUSPENSION OR TERMINATION OF EMPLOYMENT. I.

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



I.       DEFINITIONS

         A. Adviser. The term "Adviser" means Campbell & Company Investment Adviser LLC, a registered investment adviser under the Advisers Act.

         B. Trust. The term "Trust" means The Campbell Multi-Strategy Trust, a registered investment company advised by Campbell.

         C. Covered Person. The term "Covered Person" includes: (i) each "Advisory Person" employed, whether on a full-time or part-time basis, by Campbell or the Trust; and (ii) each member, director or officer of Campbell or the Trust.

         D. Advisory Person. The term "Advisory Person" means (a) any employee of Campbell, any fund or any company in a control relationship to Campbell or the Trust, who has access to non-public information regarding a Client's purchase or sale of Securities, or who in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security on behalf of a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and/or (b) any natural person in a control relationship to Campbell or the Trust who obtains information concerning recommendations made on behalf of a Client with regard to the purchase or sale of a Security.

         E. Client. The term "Client" means any investment entity or account advised or managed by Campbell, including, but not limited to, registered investment companies.

         F.  Security.  The term  "Security" has the same meaning as it has in
Section 2(a)(36) of the 1940 Act and Section 202(a)(18) of the Advisers Act. The following are Securities:

         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

         It should be noted that the term "Security" includes a right to acquire a security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

         G. Futures Interest. The term "Futures Interest" means commodities, futures, forwards and options, whether traded on an organized exchange or otherwise, including, but not limited to, cash foreign exchange instruments. It should be noted, however, that futures and options on any group or index of Securities are deemed to be Securities.

         H. Excluded Securities. The term "Excluded Securities" means U.S. government securities, bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and is rated in one or more of the two highest rating categories by a Nationally Registered Statistical Rating Organization), including, but not limited to, repurchase agreements, shares issued by money market


                                       3
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funds, and shares issued by open-end investment  companies  registered under the
1940 Act (other than registered investment companies advised by Campbell).

         I. Pecuniary Interest. One will be deemed to have a "Pecuniary Interest" in a Security or Futures Interest if one, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security or Futures Interest. The term "Pecuniary Interest" is construed very broadly.

         The following examples illustrate this principle:

           o Ordinarily, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by members of one's immediate family(1) who live in the same household;

           o If one is a general partner of a general or limited partnership, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by the partnership;

           o If one is a shareholder of a corporation or similar business entity, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by such entity if one is a controlling shareholder of the entity, or has or shares investment control over the entity's investment portfolio;

           o If one has the right to acquire Securities and/or Futures Interests through the exercise or conversion of a derivative security, one will be deemed to have a "Pecuniary Interest" in such Securities or Futures Interests, whether or not one's right is presently exercisable;

           o One's interest as a manager-member in the Securities and/or Futures Interests held by a limited liability company; and

           o Ordinarily, if one is a trustee or beneficiary of a trust where he or she, or members of one's immediate family, has a vested interest in the principal or income of the trust, he or she will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests held by the Trust.

         If you have any questions about whether an interest in a Security or Futures Interest, or in an account, constitutes a "Pecuniary Interest", please contact the Compliance Department.

         J. Beneficial Ownership. One will be deemed to have "Beneficial Ownership" in a Security or of a Futures Interest if: (1) one has a Pecuniary Interest in such Security or Futures Interest; (2) one has voting power with respect to the Security, meaning the power to vote or direct the voting of such Security; or (3) one has the power to dispose of, or direct the disposition of, such Security or Futures Interest.

         If you have any questions about whether an interest in a Security or Futures Interest, or in an account, constitutes Beneficial Ownership, please contact the Compliance Department.

-----------------
(1) For purposes of this Manual, the term "immediate family" includes a Covered Person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

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

         K. Independent Director. The term "Independent Director" means a Director who is not an "interested person" of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act.

         L. Chief Compliance Officer. The Chief Compliance Officer is Thomas P. Lloyd.

II.      PERSONAL INVESTMENT AND TRADING POLICY

         A. General Statement.

            Campbell and the Fund have adopted this Code in compliance with Rule 204A-1 of the Advisers Act and Rule 17j-1 of the 1940 Act.

            Campbell and the Trust seek to foster and maintain a reputation for integrity and professionalism. That reputation is a vital business asset and must be protected. As a result, any activity that (1) creates even the suspicion of misuse of material, non-public information by Campbell or any Covered Person,
(2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or investor, or (3) creates any actual or potential conflict of interest, or even the appearance of a conflict of interest, between the Client or investor, on the one hand, and Campbell or any Covered Person, on the other hand, must be avoided.

            In addition, the federal securities laws require that an investment adviser maintain a record of every transaction in any Security or Futures Interest (with certain exceptions, as described below) in which any Covered Person acquires a Pecuniary Interest, except any transaction in which the Covered Person has no direct or indirect control or influence.

            Campbell and the Trust have developed the following policies and procedures relating to personal Securities and Futures Interests trading in order to ensure that each Covered Person satisfies this Code and the record-keeping requirements. If there is ever any doubt as to whether or not a possible conflict of interest is involved, you should consult with the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer.


         B. Compliance with the Code; Reporting Violations.

            Compliance with the letter and intent of the specific provisions described herein, as well as compliance with all applicable securities laws, is required under the Code and is essential to your continued affiliation with Campbell and/or the Trust. For purposes of this Code, "applicable securities laws" is defined as the CEAct, the 1940 Act, the Securities Act, the Exchange Act, ERISA, Advisers Act, SOX, and the rules and regulations adopted by the SEC, the CFTC, the NFA and the DOL.

            Each violation of the Code must be promptly reported to the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer, and may result in disciplinary action, including, but not limited to, when appropriate, termination of employment. Furthermore, any profits realized from a violation of the Code will be required to be disgorged. Retaliation against any person reporting an actual or potential violation of the Code is strictly prohibited, and any such retaliation will in and of itself be deemed a violation of the Code.

         C. Requirements of this Code and its Policies.


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

            1. Duty to Comply with Applicable Laws. All Covered Persons are required to conduct their personal financial transactions in a manner that complies with all applicable securities laws and the fiduciary duty owed by Campbell to its Clients.

            2. Duty to Report Violations. All Covered Persons are required to report violations of this Code and its policies to the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer, promptly after learning of such violations.

         D. Restrictions on Covered Persons Trading in Securities

            1. General Statement. No Covered Person may knowingly engage in a transaction in a Security that is also the subject of a transaction by or on behalf of a Client if such Covered Person's transaction would disadvantage or appear to disadvantage the Client or if such Covered Person would profit from or appear to profit from the knowledge that a Client is also conducting a transaction in the same security,.

            All transactions in Securities, other than Exempt Transactions described below, must be pre-cleared pursuant to the pre-clearance process described in Section 4(b) herein.

            The following specific restrictions apply to all Covered Persons' trading activities (other than Independent Directors):

               (a) Any transaction in a Security in anticipation of Client orders (front running) is prohibited;

               (b) Any transaction in a Security which the Covered Person knows or has reason to believe is being purchased or sold, in an amount sufficient to possibly effect the market price of that Security is prohibited;

               (c)  Any   transaction   in  any  Security,   other  than  Exempt
Transactions, that has not been pre-cleared pursuant to the pre-clearance process described in Section 4(b) herein is prohibited.


            2. Use of Broker-Dealer and Brokerage Accounts. You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Transactions) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer that has been approved by Campbell.

            3. Exempt Transactions that do not Require Pre-clearance and/or are not Subject to the Restrictions on Futures Interests Trading. The following are Exempt Transactions that do not require pre-clearance and are not subject to the restrictions on Futures Interest trading:

               (a) Purchases of Excluded Securities.

               (b) Any transaction in Securities or Futures Interests in an account over which you do not exercise day-to-day trading authority, such as an account managed by a professional investment adviser.

               (c) Purchases of Securities or Futures Interests under automatic investment plans, dividend reinvestment plans or under an employer-sponsored, automatic payroll deduction, cash purchase plan.

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

               (d) Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

               (e) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

               (f) Such other classes of transactions as may be exempted from time to time by the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer, based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisers Act or Rule 17j-1 under the 1940 Act. The Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer may exempt designated classes of transactions from any of the provisions of this Code and its policies, except the provisions set forth herein under the heading "Reporting".

               (g) Such other specific transactions as may be exempted from time to time by the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer. On a case-by-case basis when no abuse is involved, the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer may exempt a specific transaction from any of the provisions of this Code and its policies, except the provisions set forth herein under the heading "Reporting."

            4. Pre-clearance and Verification Procedures to Implement Trading Restrictions. The following procedures shall govern all transactions in Securities in which a Covered Person has or seeks to obtain any Beneficial Ownership ("Covered Person Accounts"), except for Exempt Transactions. Please note that, among other transactions, the pre-clearance requirement also applies to transactions in which securities are acquired in an initial public offering and transactions in which Securities are acquired in a private placement.

               (a) Covered Person Transactions Subject to Pre-clearance. As described herein, certain Covered Person transactions in Securities (other than Exempt Transactions) are subject to pre-clearance and subsequent review by the Chief Compliance Officer. A transaction for a Covered Person Account may be disapproved if it is determined by the Chief Compliance Officer that the Covered Person is unfairly benefiting from, or that the transaction is in conflict with or appears to be in conflict with, any "Client Transaction," any of the above trading restrictions, or this Code and its policies. Client Transactions include transactions for any Client or any other account managed or advised by Campbell.

               The determination that a Covered Person may unfairly benefit from, or that a Covered Person transaction may conflict with or appear to conflict with, a Client Transaction will be subjective and individualized, and may include questions about timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent to the transaction or series of transactions in question. It is possible that a disapproval of a transaction could be costly to a Covered Person or a Covered Person's family; therefore, each Covered Person should take great care to adhere to Campbell's trading restrictions and avoid conflicts or the appearance of conflicts.

               (b) Procedures for Pre-clearance.

               Pre-clearance procedures apply to all employees and include: a) all accounts in the name of the employee or the employee's immediate family member living in the

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same  household;  and b) all  accounts in which the  employee  has a  beneficial ownership interest and over which the employee exercises day-to-day trading authority.

                   (i) Transactions through Brokers. As stated, all transactions in Securities other than Exempt Transactions must be through one of the brokers approved by Campbell. After opening an account at one of the brokers approved by Campbell, the Covered Person will add that account to the Dataware Personal Trading Assistant on-line system ("PTA") provided by Campbell.

                   Once an account is added to the PTA system, the Covered Person must use the PTA system to obtain pre-clearance of each transaction. Only after pre-clearance is granted by the system, may the Covered person engage in the transaction.

                   Approvals are valid until close of business on the day the approval has been granted. Accordingly, an order must be entered by the close of business on the same day. Any material change to that order requires a new pre-clearance through the PTA system.


                   (ii) Other Transactions. All other Covered Person transactions in Securities (e.g., initial public offerings or participation in privately-negotiated transactions), other than Exempt Transactions, must be cleared in writing by the Chief Compliance Officer prior to the Covered Person entering into the transaction.

         E. Restrictions on Covered Persons Trading in Futures Interests. Any and all trading of Futures Interests by Covered Persons is prohibited, unless the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer otherwise consent to such trading in writing. In such instances, pre-clearance and reporting procedures will be established on a case-by-case basis; such pre-clearance and reporting procedures may be substantively identical to or materially different from those governing the trading of Securities by Covered Persons described herein.

         F. Trading Policy Applicable to Independent Directors of the Fund. An Independent Director must obtain prior written approval from the Chief Compliance Officer regarding a transaction in a Security or Futures Interest (other than Excluded Securities) held in his or her own name or in which he or she holds Beneficial Ownership, only if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Trust, should have known about any Security or Futures Interest that, during the fifteen (15) day period immediately before or after the date of the transaction by that Director, was purchased or sold by the Trust or was being considered by Campbell for purchase or sale by the Trust.

III.    REPORTING

         A. Reports about Securities Holdings and Transactions. As part of the Trust's obligations in maintaining a Code of Ethics under Rule 17j-1 of the 1940 Act, each Covered Person must provide to Campbell periodic written reports about his or her Securities holdings, transactions and accounts (and the Securities holdings, transactions and accounts of other persons if he or she has a Beneficial Ownership interest in such holdings, transactions and accounts). The nature and content of these reports are generally controlled and governed by certain requirements promulgated by the SEC. The reports are intended to identify conflicts of interest that could arise when a Covered Person invests in a Security or holds an account(s) that permits such investments, and to promote compliance with this Code. Campbell is sensitive to privacy concerns, and will employ its best efforts to ensure that any such reports are not disclosed to anyone unnecessarily. The reporting requirements are not applicable to

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Independent  Directors.  Please refer to Section III. B. herein for a discussion of the requirements applicable to Independent Directors.

         Failure to file a timely, accurate and complete report may result in sanctions, including, but not limited to, identification by name to the board of directors of the Trust or any other board of any registered investment company advised by Campbell, withholding of salary and/or bonus, or termination of employment.

            1. Initial Holdings Report. Within ten (10) days after a new employee commences employment with Campbell, he or she must submit to Campbell a report (a form of which is attached hereto as Appendix II) based on information that is current as of a date not more than forty-five (45) days prior to the date of employment, that contains the following:

               (a) The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each Security (excluding
Excluded Securities) in which you had any direct or indirect Beneficial Ownership interest when you commenced employment with Campbell. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain such information.

               (b) The name and address of any broker, dealer, bank or other institution (such as a general partner of a limited partnership or transfer agent of a company) that maintained any account in which any Securities were held for your direct or indirect Beneficial Ownership when you commenced employment with Campbell, and the account numbers and names of the persons for whom the accounts are held.

               (c) The date as of which you submitted the report.

            2. Quarterly Transaction Report. Within thirty (30) days after the end of each calendar quarter, you must submit to Campbell a report through the Dataware PTA system that contains the following:

               (a) The name and address of any broker, dealer, bank or other institution (such as a general partner of a limited partnership or transfer agent of a company) that maintained any account in which any Securities were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

               (b) With respect to any transactions during the quarter in a Security (excluding Exempt Transactions) in which you had any direct or indirect Beneficial Ownership interest, if you engaged in any such transactions other than through a broker approved by Campbell:

                   (i) The date of the transaction, the name/title and symbol, interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each Security involved;

                   (ii) The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                   (iii) The price at which the transaction in the security was effected;

                   (iv)  The  name  of  the  broker,   dealer,   bank  or  other
institution with or through which the transaction was effected.

               The requirements of section (b) may be satisfied, if you choose, by submitting brokerage or other statements containing the information.


            3. Annual Holdings Report. Annually, you must submit to Campbell a report through the Dataware PTA system, based on information that is current as of not more than thirty (30) days before the date of the report, that contains the following:

               (a) The name and address of any broker, dealer, bank or other institution (such as a general partner of a limited partnership or transfer agent of a company) that maintained any account in which any Securities were held for your direct or indirect Beneficial Ownership on the effective date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.

               (b) With respect to any transactions during the quarter in a Security (excluding Exempt Transactions) in which you had any direct or indirect Beneficial Ownership interest, if you engaged in any such transactions other than through a broker approved by Campbell: The name/title and symbol, and the number of equity shares of (or the principal amount of debt represented by) each Security in which you had any direct or indirect Beneficial Ownership on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain such information.

               (c) For any account over which you do not exercise day-to-day trading authority, such as an account managed by a professional investment adviser, you must submit evidence, in the form of a certification signed by the manager, that you are not involved in the day-to-day trading decisions.

Exception to the Requirement to List Transactions or Holdings: You need not list any Exempt Transactions, unless specifically requested to do so by Campbell. However, you must identify the existence of the account in which you engage in such transactions in your list of securities accounts.

Please consult with the Chief Compliance Officer if you have any questions concerning the nature and content of Campbell's reporting requirements.

         B. Reporting Requirements Applicable to Independent Directors.

            1. An Independent Director need only report a transaction in a Security or a Futures Interest if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Trust, should have known that, during the fifteen
(15) day period immediately before or after the date of the transaction by that Director, such Security or Futures Interest was purchased or sold by the Trust or was being considered for purchase or sale by the Trust.

            2. As indicated under section VI of this Code and its policies, Independent Directors are required to certify annually that (1) they have read and understand and agree to abide by this Code and its policies; (2) they have complied with all requirements of this Code and its policies, except as otherwise reported to the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under this Code and its policies.

         C. Review of Reports and Other Documents. The Compliance Department will promptly review each report submitted by Covered Persons, as well as each transaction confirmation or account statement received from any institution that maintains an account of a Covered Person.

IV.      STATEMENT ON INSIDER TRADING

         A. Background. The term "insider trading" means the trading of Securities and/or Futures Interests while in possession of material, nonpublic information and/or the improper communication of such information to others. Insider trading may expose a person to stringent penalties; criminal sanctions may include, but are not limited to, a fine of up to $1,000,000 and/or ten years' imprisonment. Furthermore, the SEC may recover the profits gained or losses avoided through insider trading, obtain a penalty of up to three (3) times the illicit windfall, and/or issue an order permanently barring a person from the securities industry. Investors may also sue seeking to recover damages for insider trading violations.

         Regardless of whether a federal inquiry occurs, Campbell views seriously any violation of the Statement on Insider Trading (the "Statement"). Any such violation constitutes grounds for disciplinary sanctions, including, but not limited to, dismissal.

         The law of insider trading is complex; therefore, a Covered person may legitimately be uncertain concerning the application of the Statement to a particular circumstance. A question could forestall disciplinary action or complex legal problems. Covered Persons should direct any questions concerning the Statement and/or a particular circumstance to the Chief Compliance Officer. A Covered Person must also notify the Chief Compliance Officer immediately if he or she has reason to believe a violation of the Statement has occurred or is about to occur.

         B. Statement on Insider Trading

            1. Buying or selling Securities or Futures Interests on the basis of material non-public information is strictly prohibited. This includes purchasing or selling (i) for a Covered Person's own account or one in which a Covered Person has a financial interest, (ii) for a Client's account, or (iii) for Campbell's inventory or proprietary account(s). If any Covered Person is uncertain as to whether information is "material" or "non-public", the Chief Compliance Officer should be consulted.

            2. Disclosing inside information to inappropriate persons, whether in exchange for consideration or otherwise (i.e., tipping), is strictly prohibited. Inside information must be disseminated solely on a "need to know basis" and only to appropriate persons. The Chief Compliance Officer should be consulted should a question arise as to who may be privy to inside information.

            3. Assisting anyone transacting business on inside information through a third party is strictly prohibited.

            4. The following discusses principles important to this Statement:

               (a) What is "Material" Information? Information is "material" when there is a substantial likelihood that a reasonable investor would consider such information important in making his or her investment decisions. Generally, this material information is information the disclosure of which will have a substantial effect on the price of a Security or Futures Interest. No simple "bright line" test exists to determine when information is material; rather, assessments of materiality often involve highly fact-specific inquiries and determinations. A Covered Person should direct any questions concerning whether information is material to the Chief Compliance Officer.

               Material information often relates to results, operations, supply, or demand, and such information may include, but is not limited to, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, extraordinary management developments, and general or industry specific forecasts and data. Material information may also relate to the specific market or industry for a Security or Futures Interest. Information about a significant transaction to purchase or sell a Security or Futures Interest may, in some contexts, be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material.

               (b) What is "Non-public" Information? Information is "non-public" until it has been disseminated broadly to investors throughout the marketplace. Tangible evidence of such dissemination is often the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency or the Dow Jones "tape", the Wall Street Journal, or some other general circulation publication, and only after sufficient time has passed to allow for the information to be disseminated widely.

            5. Identifying Inside Information. Before executing any trade for one's self or others, including for or on behalf of Clients, a Covered Person must determine whether he or she has access to material, non-public information. If a Covered Person believes that he or she might have access to material, non-public information, he or she should take the following steps:

               (a) Immediately alert the Compliance Department, so that trading in the Security may be restricted;

               (b) Refrain from the purchase or sell of the Security on his or her behalf or for others, including for or on behalf of Clients;

               (c) Refrain from communicating the information to any persons, whether within or external to Campbell; provided, however, that he or she should communicate the information to the Compliance Department as referenced in (a) immediately above.

               The Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer will review the issue, determine whether the information is material and non-public and, if so, decide what action Campbell will take.

         C. Procedures to Implement the Statement.

            1. Responsibilities of Covered Persons. All Covered Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or unintentionally occur. In this regard, all Covered Persons are responsible for the following:

               (a) Reading, understanding agreeing to and complying with this Code and its policies, generally, and the Statement and insider trading policies, specifically, contained herein. Each Covered Person will be requested to sign an acknowledgement that he or she has read, understands, agrees to and will comply with any and all responsibilities in this regard.

               (b) Ensuring that no trading occurs for a Covered Person's account(s), for any account in which such Covered Person has any direct or indirect Beneficial Ownership interest, for or on behalf of any Client account, or in Securities for which he or she may possess inside information.

               (c) Refraining from disclosing inside information obtained from any source whatsoever to any and all inappropriate persons. Disclosure to family, friends or acquaintances may be grounds for immediate sanctions, including, but not limited to, termination;

               (d) Consulting with the Compliance Department when questions arise regarding insider trading or when potential violations of this Code and its policies; generally, and the Statement and insider trading policies, specifically, are suspected;

               (e) Ensuring that Campbell receives copies of transaction confirmations and account statements from any and all broker, dealers, banks or other institutions, holding the account(s) of a Covered Person and that of a Covered Person's immediate family (as such term is defined in Footnote 1);

               (f) Advising the Compliance Department of any and all outside activities, directorships or major ownership (that which is equal to or exceeds 5%) of a public company. No Covered Person may engage in any outside activities as an employee, proprietor, partner, consultant, trustee, officer or director without the prior written consent of the Chief Compliance Officer, the Chief Financial Officer or the Chief Executive Officer.;

               (g) Being aware of and monitoring any Client who is a shareholder, director, and/or senior officer of any public company. Any unusual activity, including, but not limited to, the purchase or sale of restricted stock, must be brought to the attention of the Compliance Department.

            2. Security. In order to prevent accidental dissemination of material, non-public information, all personnel will adhere to the following guidelines:

               (a) Inform management when unauthorized personnel enter the premises.

               (b) Lock doors at all times in areas that have confidential and secure files.

               (c) Refrain from discussing sensitive information in public areas.

               (d) Refrain from leaving confidential information on message devices.

               (e) Maintain control of sensitive documents, including, but not limited to, paper and electronic media intended for internal dissemination only.

               (f) Ensure that all fax and e-mail messages which may contain sensitive information are properly sent, and confirm that the intended recipient has received the intended message.

               (g) Forbid passwords to be shared among authorized personnel and/or provided to unauthorized personnel.

V.       POLICY ON GIFTS AND ENTERTAINMENT

         Overview

Campbell and Company is built on a foundation of trust -- the trust of our clients, regulators and the general public. Maintaining this trust is an obligation of every employee. The cornerstone of maintaining that trust is that we must always act in the best interests of our clients and never even appear to put our own interests ahead of those of our clients. We have full confidence in the integrity of our employees. However, by accepting or giving gifts, entertainment or other personal benefits in connection with our employment, we may raise questions about our impartiality and ethical values.

At the same time, we believe that building strong relationships with our current and prospective brokers, trading partners, other service providers, and clients (collectively "Business Partners") is prudent business, supporting our overall goal of delivering investment performance to our clients.

We have adopted this Gifts and Entertainment Policy to ensure within reason that gifts and entertainment received or given by our employees do not interfere with the employee's judgment and do not create the appearance of a conflict of interest.


Policy and Procedures

Receipt of Gifts and Entertainment

No Solicitation Permitted
-------------------------

Employees may not solicit gifts or entertainment from Business Partners (for example, tickets to events or other entertainment) for either themselves or others.

Gifts
-----

Employees must keep a record (in a database to be provided) of each gift received with an estimated market value of over $25. The record should note the date of the gift, the Business Partner (both the firm and the individual) who provided the gift, a description of the gift and the estimated value of the gift. Gifts with an estimated market value under $25 do not need to be reported. (See below - "Keeping Track")

$100 Limit
----------

No employee may accept more than $100 of gifts in a calendar year from a single Business Partner without the approval of the Chief Compliance Officer ("CCO"). If you receive a gift that exceeds the limit, you must report it to the CCO who will make a determination whether or not it must be returned.

Promotional Items Not Considered Gifts
--------------------------------------

We recognize that the giving and receiving of promotional items (such as caps, shirts, umbrellas, etc. that bear a company's logo) is an ordinary and usual practice, which has the legitimate business purpose of promoting that company's brand name. As such, these promotional items are not considered "gifts" within the meaning of this gift policy.

Business Entertainment Received
-------------------------------
For purposes of this Policy, "business entertainment" is defined as an event or dinner attended by Campbell & Company employees, hosted by a Business Partner who bears the event cost, and used to discuss Campbell & Company-related business or the business relationship.

Acceptance of business entertainment must be limited to reasonable amounts (in terms of overall frequency and value per event). What is reasonable will vary in different circumstances. However, a good guideline for frequency would be once per quarter for business dinners. With regard to value, that will vary with the location. It is understood, for example, that a dinner in New York will likely cost more than a comparable dinner in a less expensive city. However, if you have any questions regarding whether a given situation is reasonable, you should contact the CCO for guidance.

Any business entertainment event that includes travel and/or lodging must be pre-approved by the employee's supervisor and the CCO.

"Big Ticket" events such as major sporting events (for example, the Super Bowl, the Masters, etc.) must also receive pre-approval from the employee's supervisor and the CCO. The event may be approved if the employee is accompanied by the Business Partner and demonstrates that attendance will foster a legitimate Campbell & Company business purpose.

Except as noted below, business entertainment received must be included in a gift and entertainment record and be reported, but does not need to be valued. The record should note the date, Business Partner (both the firm and the individual), and a detailed description of the entertainment provided. (See below - "Keeping Track")

"Routine Business Entertainment" Requiring No Approval or Recordkeeping
-----------------------------------------------------------------------

    o Business breakfasts, lunches and dinners with employees of Business Partners.

    o    Food  received  by  a  Campbell  &  Company   department  or  team  for
         consumption during business hours (e.g., holiday gift baskets, etc.)

However, employees should exercise their judgment on the frequency and/or extravagance of both of these types of business entertainment and raise any questions they may have with the CCO.

Entertainment Gifts
-------------------

For purposes of this Policy, an "entertainment gift" is defined as an event attended by a Campbell & Company employee at the expense of a Business Partner, where the Business Partner does not attend. An example of this would be where the Business Partner gives the Campbell & Company employee tickets to a football game for the use of the employee's family or friends.

Entertainment gifts are considered gifts under this policy and count toward the $100 limit that an employee may receive as gifts from a single source.

No Home Delivery of Gifts
-------------------------

All gifts from Business Partners must be delivered to Campbell & Company's office. No employee should make arrangements for any gift to be delivered to their home without first notifying his or her supervisor, even if the gift is appropriate.

No Cash Gifts
-------------

Cash gifts may not be accepted under any circumstances. If a cash gift is ever offered by a Business Partner it must be reported to the CCO immediately.

Sharing of Gifts
----------------

In appropriate circumstances, a supervisor, in consultation with the CCO, may decide that a gift sent to one of his or her reports may be accepted by Campbell & Company and distributed to a group of employees. If a gift is distributed to a group of employees, the supervisor will complete the gift record. The record should note the date of the gift, the Business Partner (both the firm and the individual) who provided the gift, the names of the employees receiving the gift, a description of the gift and the estimated value of the gift. Gifts with an estimated market value under $25 do not need to be reported. (See below - "Keeping Track"). The value of a gift distributed to a group of employees will not count towards the annual $100 limit for the employees.

Giving of Gifts and Entertainment

Campbell & Company prohibits the giving of gifts for the purpose of influencing business decisions and limits gifts to $100 per year to any individual. Any gift given must be disclosed in the gift/entertainment record. (See below - "Keeping Track.")

Promotional Items Not Considered Gifts
--------------------------------------

We recognize that the giving and receiving of promotional items (such as caps, shirts, umbrellas, etc. that bear a company's logo) is an ordinary and usual practice, which has the legitimate business purpose of promoting that company's brand name. As such, these promotional items are not considered "gifts" within the meaning of this gift policy.

No Cash Gifts
-------------

Cash gifts may not be given under any circumstances.

Routine Business Entertainment
------------------------------

Providing it is pre-authorized by a supervisor or a member of the Executive Committee, employees may engage in Routine Business Entertainment (as described above) of Business Partners and submit the records for reimbursement pursuant to Campbell & Company's normal reimbursement policies.

"Big Ticket" events such as major sporting events (for example, the Super Bowl, the Masters, etc.) must receive pre-approval from both a member of the Executive Committee and the CCO. The event may be approved if the employee accompanies the Business Partner to the event and demonstrates that attendance will foster a legitimate Campbell & Company business purpose.

Campbell & Company will not pay for travel and lodging for Business Partners without the pre-approval of both a member of the Executive Committee and the CCO.

Keeping Track

Employees will keep their own gift/entertainment record in a database to be provided by Campbell & Company that Compliance may review at any time. The record should include the date of the gift, the Business Partner's name, the Business Partner's firm name, the description of gift, and the estimated value of gift.

For business entertainment, the record should include the date of the event, the Business Partner's name, the Business Partner's firm name, and a description of the business entertainment.

As noted above, routine business entertainment does not have to be recorded.

Periodically employees will be asked to certify that they have read this policy and will comply with it.

Considerations for Accepting and Giving Gifts and Entertainment

In considering whether or not giving or accepting a gift or entertainment is appropriate, the following guidelines and questions should be considered:

    o    Is it difficult to justify the reason for the gift or entertainment?

    o Would you be embarrassed if your supervisor, colleagues or clients knew of the gift or entertainment?

    o Could this gift in any way be interpreted as, or appear to be, inappropriate? What would you think if your manager or peers gave or accepted similar gifts or entertainment?

    o Are you compromising your personal ethics in any way by giving or accepting the gift or entertainment?

When in doubt, seek approval.


Controls/Areas of Responsibility

Employees will be responsible for ensuring that they meet the requirements of the policy and procedures as noted above.

References

Employees may complete a Gift and Entertainment Report by 1) Logging on to the Dataware website at: https://campbell.ptaconnect.com; 2) Clicking on the "Disclosures" tab on the left of the screen; and 3) Selecting the "Gift and Entertainment Report."

Contacts

Chief Compliance Officer - Tom Lloyd


VI.      COMPLIANCE

         A. Certificate of Receipt. You are required to acknowledge receipt of your copy of this Code and its policies. A form for this purpose is attached hereto as Appendix I.

         B. Annual Certificate of Compliance. You are required to certify upon the later of (i) commencement of your employment, or (ii) the effective date of this Code and its policies, and in any event annually thereafter, that you have read, understand and agree to comply with this Code and its policies and recognize that you are subject to this Code and its policies. Each annual certificate will also state that you have complied with the requirements of this Code and its policies during the prior year, and that you have disclosed, reported or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities and Futures Interests (other than Excluded Securities) of which you had or acquired Beneficial Ownership. A form for this purpose is attached hereto as Appendix IV.

         C. Remedial Actions. If you violate this Code and its policies, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

VII.     REPORTS TO MANAGEMENT AND DIRECTORS OF REGISTERED INVESTMENT COMPANIES.

         A. Reports of Significant Action. The Chief Compliance Officer, or his delegate, will on a timely basis inform the management of Campbell and the Directors of the Trust of each significant remedial action taken in response to a violation of this Code and its policies. A significant remedial action means any action that has a significant financial effect on the violator, including, but not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

         B. Quarterly Reports. The Chief Compliance Officer, or his delegate, will report quarterly to the management of Campbell and the Directors of the Trust as to whether there have been any violations of this Code and its policies during the previous quarter.

         C. Annual Reports. The Chief Compliance Officer, or his delegate, will report annually to the management of Campbell and the Directors of the Trust with regard to efforts to ensure compliance by Covered Persons of Campbell with their fiduciary obligations to Clients. The annual report will, at a minimum, include the following:

            1. A description of any issues arising under this Code and its policies since the last report to management of Campbell and the Directors of the Trust, as the case may be, including, but not limited to, information about material violations of this Code and its policies and sanctions imposed in response to any such material violations; and

            2. A certification that Campbell has adopted procedures reasonably necessary to prevent all Covered Persons from violating this Code and its policies.

VIII.    RETENTION OF RECORDS

         The Chief Compliance Officer will maintain, for a period of five years, the records listed below. Such records will be maintained at Campbell's principal place of business in an easily accessible, but secure, location.

         A. A list of all persons subject to this Code and its policies during the period in question.

         B. The Annual Certificate of Compliance, signed by all persons subject to this Code and its policies, acknowledging that such persons have read, understand and agree to comply with this Code and its policies and recognizing that you are subject to this Code and its policies. The Annual Compliance
Certificate   will  also  affirm  that  such  persons  have  complied  with  the requirements of this Code and its policies during the prior year, and have disclosed, reported or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities and Futures Interests (other than Excluded Securities) of which such persons had or acquired Beneficial Ownership.

         C. A copy of each Code of Ethics, and any related policies, in effect at any time during the five-year period in question.

         D. A copy of each report filed pursuant to this Code and its policies, and a record of any known violations and actions taken as a result thereof during the period in question.

         E. A record of any decision, and the reasons supporting such decision, to approve the acquisition of Securities by Covered Persons, for at least five years after the end of the fiscal year in which such approval is granted.

IX.      NOTICES

         For purposes of this Code and its policies, any and all notices, reports, requests for clearance, questions, contacts, or other communications directed to the Chief Compliance Officer shall be considered delivered if given to the Chief Compliance Officer.

X.       REVIEW

         This Code and its policies shall from time to time be reviewed by Campbell to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to Campbell or to Covered Persons. Covered Persons are encouraged to contact the Chief Compliance Officer with any comments, questions or suggestions regarding the implementation or improvement of this Code and its policies.

                                                                      Appendix I



                            CAMPBELL & COMPANY, INC.

                    CAMPBELL & COMPANY INVESTMENT ADVISER LLC



                          ACKNOWLEDGMENT CERTIFICATION

                     PERSONAL INVESTMENT AND TRADING POLICY
                          STATEMENT ON INSIDER TRADING
                                       AND
                                 CODE OF ETHICS


         I hereby certify that I have read and understand the attached Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy and Code"). Pursuant to such Policy and Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Policy and Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Policy and Code has occurred.(2) I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to immediate sanctions, including, but not limited to, dismissal.


Date:
     ----------------------------                -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Print Name


--------------------
(2) The antifraud provisions of the United States securities laws reach insider trading or "tipping" activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                     Appendix II


                           INSTRUCTIONS FOR COMPLETING
                                INITIAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS



1. You must complete and return the Report and the required brokerage statements to Compliance, to the attention of Tom Lloyd, by November 15, 2005.

2. You must identify each account and institution where you or anyone in your immediate family who lives in your household maintains investment accounts of any type.

3.       If you have no investment  accounts of any type,  you still must return
         the  Report.   You  would  enter  "none"  in  response  to  number  (3)
         Institution at which account is Maintained.


4. You must attach your most recent statement from any account in which you hold "Securities," the definition of which is in the Definitions section at the end of the Report.

5. You need not attach statements for an account that holds only "Excluded Securities," the definition of which is also in the Definitions section. You must, however, identify these accounts on the Report.

6. If you have any questions about whether a given investment is a Security or an Excluded Security, please call Tom Lloyd at 4060 or Paula Yocum at 4055. However, the basic premise is that the term "Security" includes everything except:


         a. US Government securities;


         b. Bank certificates of deposit (CDs) or banker's acceptances;


         c. Commercial paper and high-rated short term debt instruments;


         d. Money market funds; and


         e. Mutual funds.


7. If you have any questions, you may call Tom Lloyd at 4060 or Paula Yocum at 4055.

                            CAMPBELL & COMPANY, INC.


                    CAMPBELL & COMPANY INVESTMENT ADVISER LLC


                                INITIAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

         In connection with requirements of the Investment Advisers Act of 1940 and the Investment Company Act of 1940, Campbell and Company Investment Adviser LLC is required to track certain investment holdings of employees. As the first step in meeting those requirements, you must complete this Initial Report of Personal Securities Holdings. Accordingly, please provide the name of any broker, dealer, bank or other institution with which you maintain an account in which any Securities or Futures Interests (including Excluded Securities) are held for your direct or indirect Beneficial Ownership. (See attached definitions.)


(1) Name of employee: ______________________________


------------------------------- ------------------- ------------------------- --------------------- -------------------
       Account Name (2)          Relationship of      Institution at which     Account Number (4)    Telephone Number
                                    (2) to (1)       account is maintained                          at Institution (5)
 If different than (1), name                                  (3)
 of the person in whose name
     the account is held:
------------------------------- ------------------- ------------------------- --------------------- -------------------



------------------------------- ------------------- ------------------------- --------------------- -------------------



------------------------------- ------------------- ------------------------- --------------------- -------------------



------------------------------- ------------------- ------------------------- --------------------- -------------------



------------------------------- ------------------- ------------------------- --------------------- -------------------



------------------------------- ------------------- ------------------------- --------------------- -------------------



------------------------------- ------------------- ------------------------- --------------------- -------------------


         As described below, please also provide a list of all Securities and Futures Interests (other than Excluded Securities) in which you or any account in which you have a Pecuniary Interest has a Beneficial Interest and all Securities and Futures Interests (other than Excluded Securities) in non-Client accounts for which you make investment decisions. This includes not only Securities and Futures Interests held by brokers, dealers, banks and other institutions, but also Securities held at home, in safe deposit boxes, or by an issuer.

         If you have one or more brokerage account statement(s) that contain(s) all required information regarding your Securities (other than Excluded Securities), you may satisfy the initial or annual holdings requirement by attaching the statement(s) to this report.

            If you own Securities or Futures Interests that are not listed in an attached account statement(s), list them below.


            Name of Security/Futures
                   Interest*                Symbol       Quantity      Value
1.
        -------------------------------  -------------  -----------   ---------
2.
        -------------------------------  -------------  -----------   ---------
3.
        -------------------------------  -------------  -----------   ---------
4.
        -------------------------------  -------------  -----------   ---------
5.
        -------------------------------  -------------  -----------   ---------

*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities and Futures Interests of which I have Beneficial Ownership as defined in the Policy and Code.




                                                ----------------------------
                                                Signature


                                                ----------------------------
                                                Print Name
Date:
     ----------------------

                                   Definitions

Security. The term "Security" has the same meaning as it has in Section 2(a)(36) of the 1940 Act and Section 202(a)(18) of Advisers Act. The following are
Securities:

         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

         It should be noted that the term "Security" includes a right to acquire a security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company.

Futures Interest. The term "Futures Interest" means commodities, futures, forwards and options, whether traded on an organized exchange or otherwise, including, but not limited to, cash foreign exchange instruments. It should be noted, however, that futures and options on any group or index of Securities are deemed to be Securities.

Excluded Securities. The term "Excluded Securities" means U.S. government securities, bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and is rated in one or more of the two highest rating categories by a Nationally Registered Statistical Rating
Organization), including, but not limited to, repurchase agreements, shares issued by money market funds, and shares issued by open-end investment companies registered under the 1940 Act (other than registered investment companies advised by Campbell).

Pecuniary Interest. One will be deemed to have a "Pecuniary Interest" in a Security or Futures Interest if one, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security or Futures Interest. The term "Pecuniary Interest" is construed very broadly.

         The following examples illustrate this principle:

            o Ordinarily, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by members of one's immediate family(3) who live in the same household;

            o If one is a general partner of a general or limited partnership, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by the partnership;

---------------------
(3) For purposes of this form, the term "immediate family" includes an employee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

            o If one is a shareholder of a corporation or similar business entity, one will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests owned by such entity if one is a controlling shareholder of the entity, or has or shares investment control over the entity's investment portfolio;

            o If one has the right to acquire Securities and/or Futures Interests through the exercise or conversion of a derivative security, one will be deemed to have a "Pecuniary Interest" in such Securities or Futures Interests, whether or not one's right is presently exercisable;

            o One's interest as a manager-member in the Securities and/or Futures Interests held by a limited liability company; and

            o Ordinarily, if one is a trustee or beneficiary of a trust where he or she, or members of one's immediate family, has a vested interest in the principal or income of the trust, he or she will be deemed to have a "Pecuniary Interest" in all Securities and Futures Interests held by the Trust.

         If you have any questions about whether an interest in a Security or Futures Interest, or in an account, constitutes a Pecuniary Interest", please contact the Compliance Department.

Beneficial Ownership. One will be deemed to have "Beneficial Ownership" in a Security or of a Futures Interest if: (1) one has a Pecuniary Interest in such Security or Futures Interest; (2) one has voting power with respect to the Security, meaning the power to vote or direct the voting of such Security; or
(3) one has the power to dispose of, or direct the disposition of, such Security or Futures Interest.

         If you have any questions about whether an interest in a Security or Futures Interest, or in an account, constitutes Beneficial Ownership, please contact the Compliance Department.

Appendix III

                            CAMPBELL & COMPANY, INC.

                    CAMPBELL & COMPANY INVESTMENT ADVISER LLC



                       ANNUAL CERTIFICATION OF COMPLIANCE

         I hereby certify that I have complied with the requirements of the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy and Code"), for the year ended December 31, ____. Pursuant to the Policy and Code, I have disclosed or reported all personal Securities and Futures Interests holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Policy and Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Policy and Code has occurred.


Date:
     -------------------             ------------------------------
                                     Signature

                                     ------------------------------
                                     Print Name